Akari Therapeutics Reports First Quarter 2025 Financial Results and Provides Corporate Update

Advancing development of novel Antibody Drug Conjugates (ADCs) with immuno-oncology payloads to treat multiple cancer tumors

Rounding out executive team with deep oncology experience by appointing new Head of Business Development - Oncology

BOSTON and LONDON – May 15, 2025 – Akari Therapeutics, Plc (Nasdaq: AKTX), a biotechnology company developing novel Antibody Drug Conjugates (ADCs) with immuno-oncology payloads for the treatment of cancer, today reported its financial results for the first quarter ended March 31, 2025 and provided a corporate update.

"We remain laser focused on becoming a key player in the ADC space and advancing our novel ADC platform built around immuno-oncology payloads and our lead asset AKTX-101, an ADC targeting Trop2 with our immuno-oncology payload, PH1. We continue to develop and execute a clear path forward for our ADC pipeline and support these efforts with ongoing activities and building the team that we believe positions us for success in the near and long term,” commented Abizer Gaslightwala, President and Chief Executive Officer of Akari. “In particular, we were pleased to recently welcome Mark Kubik, a seasoned leader in the Antibody Drug Conjugate space, as Head of Business Development, Oncology and believe his expertise will be invaluable as we continue to advance our novel ADC platform technology.”

Leveraging its innovative payload platform, the Company is advancing a pipeline of potentially first-in-class, best-in-class ADC candidates across a wide range of cancer tumor targets. These initial candidates have shown significant tumor-killing activity in preclinical models with the ability to robustly activate the immune system to drive durable, and sustained outcomes.

Upcoming Expected Value-Driving Milestones

Novel ADC’s With Immuno-Oncology Payloads

•
Anticipate presenting preclinical data showing that a proof-of-concept ADC with PH1 payload exhibits robust immuno-oncology activity, at a scientific conference in second half of 2025.
•
Complete additional preclinical studies for novel PH1 payload exploring activity in prostate cancer cell lines.
•
Explore preclinical activity for AKTX-101 in different solid tumor indications including lung, as single agent and in combination with other approved agents.
•
Continue to focus on operational excellence and efficient capital allocation to advance novel payload ADC platform.
•
Ongoing efforts to seek strategic partners for research collaborations on PH1 immuno-oncology payload across customized tumor targets. Continued discussions with partners on advancing AKTX-101 ADC (Trop2/PH1 payload) through additional IND-enabling activities.

Non-Core Asset Out Licensing

•
Continue efforts to out-license non-core assets across inflammation, ophthalmology, and rare diseases as a source of non-dilutive capital to invest into ADC platform.

Summary of Financial Results for First Quarter 2025

The net loss from operations for the three months ended March 31, 2025 was approximately $3.7 million compared to $5.6 million for the same period in 2024.

The Company reported research and development expenses of $0.8 million for the three months ended March 31, 2025 compared to approximately $2.3 million for the same period in 2024. The decrease was primarily due to our decision to suspend our HSCT-TMA clinical stage program with nomacopan in May 2024.

General and administrative expenses were approximately $2.7 million for the three months ended March 31, 2025 compared to approximately $3.7 million for the same period in 2024. The decrease was primarily due to (i) decreases in legal and professional fees (primarily related to the Merger) and (ii) a decrease in directors’ and officers’ insurance.

As of March 31, 2025, the Company had cash of approximately $2.6 million. The net proceeds from the Company’s March 2025 offering, after deducting placement agent fees and other offering expenses, were approximately $6.0 million, of which $4.0 million was received in April 2025.

About Akari Therapeutics

Akari Therapeutics is an oncology biotechnology company developing novel Antibody Drug Conjugates (ADCs) with immuno-oncology payloads, the first being PH1. Utilizing its innovative ADC discovery platform, the Company has the ability to generate ADC candidates to any cancer tumor target of interest. Akari’s lead candidate, AKTX-101, targets the Trop2 receptor on cancer cells to deliver its novel PH1 immuno-oncology payload directly into the tumor cells. Unlike current ADCs that use tubulin inhibitors and DNA damaging agents as their payloads, PH1 is a novel payload that is a spliceosome inhibitor designed to disrupt RNA splicing within cancer tumor cells. This splicing inhibition has been shown in preclinical animal models to induce cancer cell death while activating immune cells to drive robust and durable activity. In preclinical studies, AKTX-101 has shown to have significant activity and prolonged survival, relative to ADCs with traditional payloads. Additionally, AKTX-101 has the potential to be synergistic with checkpoint inhibitors and has demonstrated prolonged survival as both a single agent and in combination with checkpoint inhibitors, as compared to appropriate controls. The Company is generating validating data on its immuno-oncology payload PH1 to continue advancing its lead asset, AKTX-101, as well as developing ADCs against other undisclosed targets with its lead immuno-oncology payload, PH1.

For more information about the Company, please visit www.akaritx.com and connect on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve risks and uncertainties relating to future events and the future performance of the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the ability of the Company to advance its product candidates for the treatment of cancer and any other diseases, and ultimately bring therapies to patients; the Company’s targets, plans, objectives or goals for future operations, including those related to its product candidates. These statements are based on the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the business; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of the Company’s programs or product candidates; risks related to any loss of the Company’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for the Company’s product candidates, including as a result of potential tariffs; the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by the Company and/or its collaborators or licensees; the extent to which the results from the research and development programs conducted by the Company, and/or its collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of the Company’s product candidates; risks related to competition for the Company’s product candidates; and the Company’s ability to successfully develop or commercialize its product candidates. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release except as required by law.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

AKTX@jtcir.com

AKARI THERAPEUTICS, PLC

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(unaudited)

AKARI THERAPEUTICS, PLC

Condensed Consolidated Statements of Operations

and Comprehensive Loss

(amounts in thousands, except share and per share data)

(unaudited)

Three Months Ended March 31,			
	2025		2024	
Operating expenses:				
Research and development	$	813	$	2,279
General and administrative		2,712		3,710
Total operating expenses		3,525		5,989
Loss from operations		(3,525)		(5,989)
Other income (expense):				
Interest income		—		2
Interest expense		(55)		—
Gain on debt extinguishment		54		—
Change in fair value of warrant liabilities		(54)		649
Foreign currency exchange loss, net		(125)		(226)
Other expense, net		—		(2)
Total other (expense) income, net		(180)		423
Net loss	$	(3,705)	$	(5,566)
Net loss per share — basic and diluted	$	(0.00)	$	(0.00)
Weighted-average number of ordinary shares used in computing net loss per share — basic and diluted		54,588,283,841		13,453,147,979
Comprehensive loss:				
Net loss	$	(3,705)	$	(5,566)
Other comprehensive (loss) income, net of tax:				
Foreign currency translation adjustment		(35)		279
Total other comprehensive (loss) income, net of tax		(35)		279
Total comprehensive loss	$	(3,740)	$	(5,287)